As filed with the Securities and Exchange Commission on May 16, 2014

Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Atlanticus Holdings Corporation (Exact name of registrant as specified in its charter)
Georgia (State or other jurisdiction of incorporation or organization)	58-2336689 (I.R.S. Employer Identification No.)
Five Concourse Parkway, Suite 400 Atlanta, Georgia (Address of principal executive offices)	30328 (Zip Code)

Atlanticus Holdings Corporation 2014 Equity Incentive Plan
(Full title of the plan)

William R. McCamey
Chief Financial Officer
Five Concourse Parkway, Suite 400
Atlanta, Georgia 30328
(770) 828-2000
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

W. Brinkley Dickerson, Jr.
Paul Davis Fancher
Troutman Sanders LLP
600 Peachtree Street, N.E., Suite 5200
Atlanta, Georgia 30308-2216
(404) 885-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value, to be issued pursuant to the Atlanticus Holdings Corporation 2014 Equity Incentive Plan	750,000 shares	$2.73	$2,047,500	$263.72

(1)    Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.
(2)    Pursuant to Rule 416(a) under the Securities Act, this registration statement also includes an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)    Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the registrant’s Common Stock as reported on the NASDAQ Global Select Market on May 15, 2014.

Explanatory Note

Atlanticus Holdings Corporation (the “Company”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 750,000 shares of the Company’s common stock, no par value (the “Common Stock”), issuable pursuant to the Atlanticus Holdings Corporation 2014 Equity Incentive Plan (the “2014 Plan”). The 2014 Plan, including the shares available for issuance under the plan, was approved by the Company’s shareholders on May 9, 2014.

Part I - Information Required in the Section 10(a) Prospectus

Item 1.        Plan Information. †

Item 2.        Registrant Information and Employee Plan Annual Information. †

† The documents constituting Part I of this registration statement have been or will be sent or given to participants in the 2014 Plan as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Upon written or oral request, the Company, will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The Company also will provide without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. Requests for the above mentioned information should be directed to: Atlanticus Holdings Corporation, Five Concourse Parkway, Suite 400, Atlanta Georgia, 30328, Attention: Secretary, telephone number (770) 828-2000.

Part II - Information Required in the Registration Statement

Item 3.        Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “SEC”) are hereby incorporated by reference into this registration statement as of their respective dates of filing:

(a)    The Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 28, 2014;

(b)    The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed on May 15, 2014;

(c)    The Company’s Current Reports on Form 8-K filed on February 21, 2014 and May 15, 2014 and the Current Report on Form 8-K/A filed on February 27, 2014; and

(d)    The description of the Company’s Common Stock included in the Company’s Registration Statement on Form S-4, filed on May 22, 2009 (File No. 333-159456), including any amendment or report filed for the purpose of updating such description.

All documents filed subsequent to the date of this registration statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters any shares of such Common Stock then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.        Description of Securities.

Not applicable.

Item 5.        Interests of Named Experts and Counsel.

Not applicable.

Item 6.        Indemnification of Directors and Officers.

The Georgia Business Corporation Code (the “GBCC”) permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provisions shall eliminate or limit the liability of a director for: (i) any appropriation, in violation of his or her duties, of any business opportunity of the corporation; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) unlawful corporate distributions; or (iv) any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under the GBCC (and not for violation of other laws, such as the federal securities laws).
The GBCC further provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as it may indemnify a director.
The Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), exonerate the directors of the Company from monetary liability to the extent permitted by this statutory provision. The Company’s Articles of Incorporation and Amended and Restated Bylaws, as amended (the “Bylaws”), further provide that the Company shall indemnify any director, and may indemnify any officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Company), by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company (and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person’s conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the GBCC.
In addition, the Bylaws provide that the Company will advance to its directors, and may advance to its officers, reasonable expenses of any such proceeding; provided that, such person furnishes the Company with (i) a written affirmation of such person’s good faith belief that such person has met the applicable standard of conduct and (ii) a written undertaking to repay any advances if it is ultimately determined that such person is not entitled to indemnification. Notwithstanding any provision of the Articles of Incorporation or Bylaws to the contrary, the GBCC provides that the Company shall not indemnify a director or officer for any liability incurred in a proceeding in which the director or officer is adjudged liable to the Company or is subjected to injunctive relief in favor of the Company: (i) for any appropriation, in violation of his or her duties, of any business opportunity of the Company; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for unlawful corporate distributions; and (iv) for any transaction from which the director or officer received an improper personal benefit.
The Company also maintains a directors’ and officers’ liability insurance policy that insures the Company’s directors and officers against such liabilities as are customarily covered by such policies.

Item 7.        Exemption from Registration Claimed.
Not applicable.
Item 8.        Exhibits.

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of Atlanticus Holdings Corporation (incorporated herein by reference to Annex B to the Company’s Proxy Statement/Prospectus filed on June 8, 2009)
3.2	Articles of Amendment to Articles of Incorporation of Atlanticus Holdings Corporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed on November 30, 2012)
3.3
Amended and Restated Bylaws (as amended through November 30, 2012) of Atlanticus Holdings Corporation (incorporated herein by reference to Exhibit 3.2 to the Company’s Form 8-K filed on November 30, 2012)

5	Opinion of Troutman Sanders LLP
23.1	Consent of BDO USA, LLP
23.2	Consent of Troutman Sanders LLP (included in opinion filed as Exhibit 5)
24	Power of Attorney (included on signature page)
99.1	Atlanticus Holdings Corporation 2014 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 15, 2014)

Item 9.        Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of any offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on May 16, 2014.

Atlanticus Holdings Corporation

By:     /s/ David G. Hanna
Name: David G. Hanna
Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rohit H. Kirpalani and William R. McCamey, each as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 16, 2014.

Signature	Title
/s/ David G. Hanna David G. Hanna	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
/s/ William R. McCamey William R. McCamey	Chief Financial Officer and Treasurer (Principal Financial Officer)
/s/ Mitchell C. Saunders Mitchell C. Saunders	Chief Accounting Officer (Principal Accounting Officer)
/s/ Jeffrey A. Howard Jeffrey A. Howard	Director
_________________ Deal W. Hudson	Director
/s/ Mack F. Mattingly Mack F. Mattingly	Director
/s/ Thomas G. Rosencrants Thomas G. Rosencrants	Director

Exhibit Index

Filed
Exhibit No.	Description	Herewith	By Reference
3.1	Articles of Incorporation of Atlanticus Holdings Corporation (incorporated herein by reference to Annex B to the Company’s Proxy Statement/Prospectus filed on June 8, 2009)		X
3.2	Articles of Amendment to Articles of Incorporation of Atlanticus Holdings Corporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed on November 30, 2012)		X
3.3
Amended and Restated Bylaws (as amended through November 30, 2012) of Atlanticus Holdings Corporation (incorporated herein by reference to Exhibit 3.2 to the Company’s Form 8-K filed on November 30, 2012)
X
5	Opinion of Troutman Sanders LLP	X
23.1	Consent of BDO USA, LLP	X
23.2	Consent of Troutman Sanders LLP (included in opinion filed as Exhibit 5)	X
24	Power of Attorney (included on the signature page)	X
99.1	Atlanticus Holdings Corporation 2014 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 15, 2014)		X